Exhibit 24

LIMITED POWER OF ATTORNEY

For Certain Filings with the U.S. Securities and Exchange Commission

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, Joseph G. Melcher, and Nancy D. Scholz, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.	Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation thereunder adopted by the SEC;

2.	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an Section 16 reporting person of one or more registered investment management companies (and any successor companies) listed on Schedule A attached hereto, as may be amended from time to time, and any other registered investment company for which Hartford Funds Management Company, LLC or its subsidiary serves as the investment manager (each, a “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

3.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

4.	To take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the SEC a registration statement on N-2 and any amendments thereto (including without limitation pre- and post-effective amendments), all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the Fund to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof; and

5.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Securities Exchange Act of 1934 of the Fund’s securities and shall remain in effect until revoked by a subsequently filed instrument.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November 2022.

/s/ David Sung
Signature of Person Granting these Powers of Attorney

Printed Name:	David Sung

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Contra Costa	)

On November 14, 2022 before me,	Amanda Montoya, Notary Public
(insert name and title of the officer)

personally appeared David Sung, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Amanda Montoya	(Seal)